Exhibit 4.1

CARROLS RESTAURANT GROUP, INC.,

as Issuer

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

as Guarantors

11.25% SENIOR SECURED SECOND LIEN NOTES DUE 2018

INDENTURE

DATED AS OF MAY 30, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

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EXHIBITS

Exhibit A	FORM OF 11.25% SENIOR SECURED SECOND LIEN NOTE
Exhibit B	FORM OF NOTATIONAL GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF GUARANTEE

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This Indenture, dated as of May 30, 2012, is by and among Carrols Restaurant Group, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuer’s 11.25% Senior Secured Second Lien Notes due 2018 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”), (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) or pursuant to an effective registration statement under the Securities Act (as defined herein) without the restrictive legends in Exhibit A (the “Exchange Notes”) and (iii) Additional Notes (as defined herein) issued from time to time (together with the Initial Notes and the Exchange Notes, the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Additional Interest” means all amounts, if any, payable pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.

“Applicable Premium” means, as calculated by the Issuer, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the Note at May 15, 2015 (such Redemption Price being set forth in the table appearing in Section 3.7(b)) plus (ii) all required interest payments due on the Note through May 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means:

(i) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; or

(ii) the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means (x) any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Issuer or any Restricted Subsidiary to any Person (other than to the Issuer or one or more Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Interests in another Person (other than Capital Interests in the Issuer or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business); or

(y) an Event of Loss;

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole;

(b) any single transaction or series of related transactions that involve the sale of assets or sale of Capital Interests of a Restricted Subsidiary having a Fair Market Value of less than $2.5 million;

(c) sales or other dispositions of cash or Eligible Cash Equivalents;

(d) sales of interests in Unrestricted Subsidiaries;

(e) the sale and leaseback of any assets (other than Real Property that is acquired for the purpose of serving as a restaurant) within 180 days of the acquisition thereof;

(f) the sale and leaseback of any Real Property that is acquired for the purpose of serving as a restaurant within 365 days of the acquisition thereof;

(g) the disposition of assets that, in the good faith judgment of the Board of Directors or management of the Issuer, are no longer used or useful in the business of such entity;

(h) a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

(i) the sale or lease of equipment or inventory in the ordinary course of business;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Issuer or any of the Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(m) licensing of intellectual property in accordance with industry practice in the ordinary course of business, including, without limitation, pursuant to any franchise agreements; or

(n) an issuance of Capital Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Issuer pursuant to Section 4.10 to all Holders.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Lender” means any Lender or holder of Debt under the Revolving Credit Agreement.

“Bank Product” means any services or facilities provided to the Issuer or any Guarantor by any Bank Lender, or any of their respective Affiliates including, without limitation, Hedging Obligations.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means (i) with respect to the Issuer or any Restricted Subsidiary, its board of directors or, other than for purposes of the definition of “Change of Control,” any duly authorized committee thereof; (ii) with respect to any other corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Burger King Acquisition” means the acquisition by the Issuer of approximately 278 company-owned Burger King restaurants in Ohio, Indiana, Kentucky, Pennsylvania, North Carolina, South Carolina and Virginia pursuant to the Burger King Acquisition Agreement.

“Burger King Acquisition Agreement” means that certain asset purchase agreement dated as of March 26, 2012, as amended, among the Issuer, Carrols LLC and Burger King Corporation relating to the Burger King Acquisition.

“Burger King Corporation” means Burger King Corporation, a Florida corporation.

“Burger King Operating Agreement” means that certain operating agreement to be dated as of the Issue Date between Carrols LLC and Burger King Corporation entered into in connection with the Burger King Acquisition.

“Burger King Rights” means the rights (if any) of Burger King Corporation under each Franchise Agreement, pursuant to which Burger King Corporation shall be entitled to: (a) prior written notice of any sale of all or substantially all of the Capital Interests of the Issuer or any Restricted Subsidiary; (b) a right of first refusal to purchase all or substantially all of the Capital Interests of the Issuer or any Restricted Subsidiary or of all or substantially all of the assets of a restaurant subject to a Franchise Agreement in connection with a sale thereof; (c) prior approval of any sale of all or substantially all of the Capital Interests of the Issuer or any Restricted Subsidiary; and (d) prior written consent of the sale, assignment, transfer, conveyance or give-away of substantially all of the assets of any restaurant subject to a Franchise Agreement; in each case to the extent set forth in a legally binding Franchise Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including preferred interests, restricted stock interests and stock options, warrants and other convertible instruments), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto.

“Carrols Officer” means each of Daniel T. Accordino, Paul R. Flanders, Timothy J. LaLonde and William E. Myers.

“Change of Control” means the occurrence of any of the following events:

(i) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person or group or Permitted Holder shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Issuer;

(ii) following the Issue Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office; or

(iii) the Issuer sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the Issuer’s assets (determined on a consolidated basis) to any Person (other than a Person that is controlled by any of the Permitted Holders), or the Issuer consolidates with or merges into another Person or any Person consolidates with or merges into the Issuer other than pursuant to a transaction in which the holders of the Voting Interests in the Issuer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Interests of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.

“Change of Control Payment” has the meaning set forth in Section 4.14.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral” means all of the assets of the Issuer and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Obligations pursuant to the Notes and the Note Guarantees and any Permitted Additional Pari Passu Obligations (including proceeds and products thereof).

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., a national banking association.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following to the extent deducted in computing such Consolidated Net Income:

(i) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); plus

(ii) the Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period; plus

(iii) the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other Consolidated Non-cash Charges, including straight line rent expense and pension expense, to the extent non-cash; plus

(iv) Preopening Costs associated with new restaurant store openings, not to exceed $300,000 in the aggregate per restaurant; plus

(v) non-capitalized expenses relating to restaurant remodels, not to exceed $1,500,000 in the aggregate in any four-quarter period; minus

(vi) non-cash items increasing such Consolidated Net Income, other than (a) the accrual of revenue or recording of receivables in the ordinary course of business and (b) reversals of prior accruals or reserves for cash items previously excluded in computing depreciation, amortization or Consolidated Non-cash Charges.

In addition to and without limitation of the foregoing, “Consolidated EBITDA” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to the Burger King Acquisition, the Spin-Off, any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) and designations of any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if the Burger King Acquisition, the Spin-Off, such Asset Sale (including any associated repayment of Debt) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Debt), investment, disposed operation or designation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

“Consolidated EBITDAR” means, with respect to the Issuer and its Restricted Subsidiaries for any period, the Consolidated EBITDA of such Person for such period plus Net Rent.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Fixed Charges” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to the Burger King Acquisition, the Spin-Off, any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) and designations of any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if the Burger King Acquisition, the Spin-Off, such Asset Sale (including any associated repayment of Debt) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Debt), investment, disposed operation or designation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

The Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if any such Debt being Incurred (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the aggregate outstanding amount under the Revolving Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period; provided, further, that to the extent that and so long as outstanding amounts under the Revolving Credit Facility are cash collateralized pursuant to the terms thereof, such amounts shall be treated as not outstanding and shall be excluded from the calculation of Secured Debt and Consolidated EBITDAR for purposes of calculating the Consolidated Fixed Charge Coverage Ratio. Furthermore, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued (other than dividends or other distributions paid or accruing in Qualified Capital Interests or Capital Interests in Fiesta Restaurant Group, Inc. distributed in connection with the Spin-Off) during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes and state franchise taxes of such Person and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense of such Person and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e) all accrued interest; plus

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and the Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; plus

(iii) the interest expense on any Debt guaranteed by such Person and the Restricted Subsidiaries; plus

(iv) all capitalized interest of such Person and the Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Lease Adjusted Secured Leverage Ratio” means, with respect to any Person, the ratio of (1) the aggregate amount of Secured Debt of such Person and its Restricted Subsidiaries as of the Transaction Date (determined on a consolidated basis in accordance with GAAP) plus 8.0x Net Rent for the Four-Quarter Period to (2) Consolidated EBITDAR for the Four-Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Secured Debt” and “Net Rent” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to the Burger King Acquisition, the Spin-Off, any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) and designations of any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if the Burger King Acquisition, the Spin-Off, such Asset Sale (including any associated repayment of Debt) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Debt), investment, disposed operation or designation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

The Consolidated Lease Adjusted Secured Leverage Ratio shall be calculated on a pro forma basis as if any such Debt being Incurred (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period; provided that for purposes of calculating the Consolidated Lease Adjusted Secured Leverage Ratio, the aggregate outstanding amount under the Revolving Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period; provided, further, that to the extent that and so long as outstanding amounts under the Revolving Credit Facility are cash collateralized pursuant to the terms thereof, such amounts shall be treated as not outstanding and shall be excluded from the calculation of Secured Debt and Consolidated EBITDAR for purposes of calculating the Consolidated Lease Adjusted Secured Leverage Ratio. Furthermore, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(a) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(b) the portion of net income of such Person and the Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not or could not have been actually been received by such Person or one of the Restricted Subsidiaries;

(c) gains or losses in respect of any Asset Sales after the Issue Date by such Person or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(d) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.7, the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(e) any fees and expenses, including deferred finance costs, paid in connection with the issuance of the Notes, documentation and establishment of the Revolving Credit Agreement and consummation of the Transactions and the Spin-Off;

(f) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary; and

(g) any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets of such Person and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of such Person but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of such Person and computed in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate non-cash charges and expenses of such Person and the Restricted Subsidiaries reducing Consolidated Net Income of such Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding depreciation and amortization and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period and including any non-cash charges relating to abandonment of assets or reserves related thereto).

In addition to and without limitation of the foregoing, for purposes of this definition, “Secured Debt” and “Consolidated EBITDAR” shall be calculated on a pro forma basis as if any such Secured Debt being Incurred (including any other Debt being Incurred contemporaneously), and any other Secured Debt Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 38th Floor, Pittsburg, Pennsylvania 15259, Attention: Corporate Unit, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facility” means one or more debt facilities, including the Revolving Credit Agreement or other financing arrangements (including without limitation commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as, as amended, extended, renewed, restated, supplemented, replaced (whether or not upon termination and whether with the original lenders, institutional investors or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other agent, lender or group of lenders (or institutional investors).

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii) and (viii) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding any trade payables, trade accounts payable or other current liabilities incurred in the ordinary course of business, accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent); (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit, banker’s acceptances or similar facilities securing obligations (other than obligations described under (i) and (ii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit and banker’s acceptances or similar facilities are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, banker’s acceptance or similar facility; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding trade accounts payable arising in the ordinary course of business, deemed expenses and excluding any obligations to pay a contingent purchase price as long as such obligation remains contingent, subject to the penultimate paragraph of this definition); (v) all Capital Lease Obligations of such Person (but excluding obligations under operating leases); (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net Obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business (including, without limitation, the Burger King Acquisition), the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected as a liability on the face of a balance sheet prepared in accordance with GAAP.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Designation” has the meaning set forth in Section 4.18.

“Designation Amount” has the meaning set forth in Section 4.18.

“Discharge of First Lien Obligations” means, subject to any reinstatement of First Lien Obligations in accordance with the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Lien Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premiums, if any, of all First Lien Obligations under the First Lien Documents and termination of all commitments of the holders of the First Lien Obligations to lend or otherwise extend credit under the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations (including letter of credit reimbursement obligations) due or otherwise owing at or prior to the time such principal, interest, and premiums are paid, (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Lien Agent) of all letters of credit issued or arranged under the First Lien Credit Documents and (d) termination, repayment or cash collateralization of all Bank Products in an amount, and on terms, reasonably satisfactory to the First Lien Agent (other than with respect to any Bank Products that, at such time, are allowed by the applicable Bank Lender or its Affiliates to remain outstanding without being required to be repaid or cash collateralized.)

“DTC” means The Depository Trust Company (55 Water Street, New York, New York).

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of such bank or trust company is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Issuer; provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s at the time of their acquisition and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi) above; and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Issuer.

“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Issuer, or any direct or indirect parent company of the Issuer but only to the extent contributed to the Issuer or any successor to the Issuer in the form of Qualified Capital Interests, other than any public offerings registered on Form S-8, or (ii) a private equity offering of Qualified Capital Interests of the Issuer, or any direct or indirect parent company of the Issuer but only to the extent contributed to the Issuer or any successor to the Issuer in the form of Qualified Capital Interests.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i) any loss, destruction or damage of such property or asset;

(ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset;

(iv) any settlement in lieu of clauses (ii) or (iii) above; or

(v) any loss as a result of a title event or claim against the title insurance company insuring such property.

“Excess First Lien Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the First Lien Documents and the undrawn amount of outstanding letters of credit that is in excess of the Maximum First Lien Principal Debt, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and letters of credit described in clause (a) of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall have the meaning as defined in the Registration Rights Agreement.

“Excluded Collateral” shall have the meaning as defined in the Security Agreement.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by the Issuer, or, in the event of an exchange of assets with a Fair Market Value in excess of $2.5 million, determined in good faith by the Board of Directors of the Issuer.

“Fiesta Restaurant Group, Inc.” means Fiesta Restaurant Group, Inc., a Delaware corporation.

“First Lien Agent” means the collateral agent under the Revolving Credit Agreement.

“First Lien Credit Documents” means the Revolving Credit Agreement, each other Credit Facility (to the extent that such Credit Facility provides for or evidences First Lien Obligations), the other Loan Documents (as defined in the Revolving Credit Agreement or any such other Credit Facility), and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations but excluding documents governing secured hedging and cash management obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“First Lien DIP Amount” means, after the commencement of an Insolvency or Liquidation Proceeding by any Grantor, $10,000,000.

“First Lien Documents” means the First Lien Credit Documents and any and all other documents governing the First Lien Obligations (including documents related to Bank Products).

“First Lien Obligations” means (i) all Obligations, and all letters of credit and bankers’ acceptances issued or arranged (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder), under the Revolving Credit Agreement or under any other document relating to the Revolving Credit Agreement, (ii) all Obligations under (and as defined in) any other Credit Facility and under any other document relating to such Credit Facility (to the extent that the Obligations under such Credit Facility are designated by the Issuer as “First Lien Obligations” for purposes of this Indenture), (iii) all Bank Products and (iv) including, after an Insolvency or Liquidation Proceeding, Obligations with respect to the First Lien DIP Amount; provided that Excess First Lien Obligations shall not constitute First Lien Obligations for purposes of this Indenture or First Lien Priority Indebtedness for purposes of the Intercreditor Agreement. “First Lien Obligations” shall in any event include: (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ or financial consultants’ fees and expenses) incurred by the First Lien Agent and the holders of the First Lien Obligations on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of the Issuer and each Guarantor under each First Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“Foreign Subsidiary” means any Subsidiary of the Issuer organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Franchise Agreements” means all of the franchise agreements to which the Issuer or any of its Restricted Subsidiaries is a party as a franchisee, whether entered into on, prior to or following the Issue Date, as the same may be from time to time amended, modified, supplemented or restated.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note Legend” means the legend identified as such in Exhibit A hereto.

“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

“Hedging Obligation” means, with respect to any Person, the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements to manage fluctuations in currency exchange rates or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Issuer. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by any of the Issuer or Restricted Subsidiaries of Debt Incurred by the Issuer or any Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(i) accrual of interest, amortization or accretion of debt discount or accretion of principal;

(ii) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms or the accretion or accumulation of dividends on any Capital Interests;

(iii) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(iv) unrealized losses or charges in respect of Hedging Obligations.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Initial Purchasers” means Wells Fargo Securities, LLC, Jefferies & Company, Inc., Rabo Securities USA, Inc. and Raymond James & Associates, Inc.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Issuer or any of the Guarantors, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Issuer or any of the Guarantors or with respect to a material portion of its respective assets, (c) any liquidation, dissolution (other than as permitted by the Revolving Credit Agreement and related documents and this Indenture and Security Documents), reorganization or winding up of the Issuer or any of the Guarantors, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer or any of the Guarantors.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the First Lien Agent and the Collateral Agent, as it may be amended from time to time in accordance with this Indenture.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property, assets and services from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business. Except as otherwise specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to a Designation under Section 4.18 shall be the Designation Amount determined in accordance with such covenant. If the Issuer or any of its Subsidiaries sells or otherwise disposes of any Capital Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Interests of any all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors of the Issuer. For the avoidance of doubt, any payments (i) pursuant to any Guarantee previously incurred in compliance with this Indenture or (ii) pursuant to the Transition Services Agreement, in each case shall not be deemed to be Investments by any of the Issuer or Restricted Subsidiaries.

“Issue Date” means May 30, 2012.

“Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Issuer Order” means any written instruction by the Issuer and executed by an Officer of the Issuer.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maximum First Lien Principal Debt” means Debt, including letters of credit, under the First Lien Credit Documents (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed the amount of Debt permitted under clause (i) of the definition of “Permitted Debt” (as set forth in this Indenture as in effect on the Issue Date) plus, after and Insolvency or Liquidation Proceeding, the First Lien DIP Amount. For the avoidance of doubt, for the purposes of this definition only, Bank Products shall not be considered Debt under the First Lien Credit Documents.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale; (iii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Issuer or Restricted Subsidiaries) in connection with such Asset Sale (other than in the case of Collateral, any Lien which does not rank prior to the Liens in the Collateral granted to the Collateral Agent pursuant to this Indenture and the Security Documents); and (iv) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Net Rent” means, for the Issuer and the Restricted Subsidiaries for any period, the aggregate rent expense (excluding common area maintenance charges and taxes) for the Issuer and the Restricted Subsidiaries for such period other than (1) rent expense under vehicle, machinery, airplane and other equipment leases, (2) Capitalized Lease Obligations and (3) synthetic lease obligations, minus rental income received from franchisees and third parties during such period including without limitation, pursuant to (i) leases of owned Real Property to franchisees and/or third parties, (ii) subleases to such franchisees or third parties, as the case may be, and (iii) leases that have been assigned to such franchisees or third parties, as the case may be, in which the Issuer and the Restricted Subsidiaries, as applicable, remains liable for the payment of rent under such lease to the extent that rent payments are actually made, all as determined on a consolidated basis in accordance with GAAP.

“Non-Recourse Debt” means Debt:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Debt (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

“Notes” has the meaning set forth in the preamble to this Indenture.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, expenses, costs, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, costs, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Issuer shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer’s request and provision of such Offer information, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(i) the section of this Indenture pursuant to which the Offer to Purchase is being made;

(ii) the Expiration Date and the Purchase Date;

(iii) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Section 4.10) (the “Purchase Amount”);

(iv) the purchase price to be paid by the Issuer for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(v) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount;

(vi) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(vii) that, unless the Issuer defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(viii) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(ix) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(x) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(xi) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (including with respect to Permitted Additional Pari Passu Obligations required to be purchased in connection therewith, and with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); and

(xii) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and, the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the Offering Memorandum related to the issuance of the Initial Notes on the Issue Date, dated May 24, 2012.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or such Guarantor, as applicable.

“Opinion of Counsel” means an opinion, reasonably acceptable to the Trustee, from legal counsel. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Debt secured by liens pari passu with the Notes on the Collateral in compliance with clause (b)(ii) under the definition of “Permitted Liens”; provided that (i) the representative of such Permitted Additional Pari Passu Obligations executes a joinder agreement to the Security Agreement and the Intercreditor Agreement, in each case in the form attached thereto agreeing to be bound thereby and (ii) the Issuer has designated such Debt as “Permitted Additional Pari Passu Obligations” under the Security Agreement and the Intercreditor Agreement, if applicable.

“Permitted Business” means any business similar in nature to any business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Issuer.

“Permitted Collateral Liens” means:

(i) Liens securing the Notes outstanding on the Issue Date, Refinancing Debt with respect to such Notes, the Guarantees relating thereto and any Obligations with respect to such Notes, Refinancing Debt and Guarantees;

(ii) Liens securing First Lien Obligations and Permitted Additional Pari Passu Obligations permitted to be incurred pursuant to this Indenture and Refinancing Debt with respect to such First Lien Obligations and Permitted Additional Pari Passu Obligations; provided that any such Liens on the Collateral granted by the Issuer or any Restricted Subsidiary pursuant to this clause (ii) are subject to the Intercreditor Agreement;

(iii) Liens existing on the Issue Date (other than Liens specified in clause (i) above) and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing plus fees and expenses); and

(iv) Liens described in clauses (ii), (iii), (iv), (v), (vi), (vii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii), (xix) and (xx) of the definition of “Permitted Liens.”

“Permitted Debt” has the meaning set forth in Section 4.9(b).

“Permitted Holders” means each of: (i) Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC and their Affiliates, (ii) each Carrols Officer; any spouse or lineal descendant of a Carrols Officer; any trust or estate the sole beneficiary of or beneficiaries of which is a Carrols Officer, any spouse or lineal descendants of a Carrols Officer; or any entity owned or controlled by any of the foregoing and (iii) any group (as defined in the rules promulgated under Section13(d) of the Exchange Act) which is controlled by any of the persons referred to in the immediately preceding clauses (i) and (ii).

“Permitted Investments” means:

(i) Investments in existence on the Issue Date;

(ii) Investments required pursuant to any agreement or obligation of the Issuer or Restricted Subsidiaries, in effect on the Issue Date, to make such Investments;

(iii) Eligible Cash Equivalents;

(iv) Investments in property and other assets owned or used by the Issuer or Restricted Subsidiaries in the operation of a Permitted Business;

(v) Investments by the Issuer or Restricted Subsidiaries in the Issuer or Restricted Subsidiaries and guarantees by the Issuer or Restricted Subsidiaries of Debt of the Issuer or a Restricted Subsidiary of Debt otherwise permitted under Section 4.9 or of other obligations of the Issuer or a Restricted Subsidiary otherwise permitted hereunder;

(vi) Investments by the Issuer or Restricted Subsidiaries in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, the Issuer or a Restricted Subsidiary;

(vii) Hedging Obligations entered into to manage interest rates, commodity prices and currency exchange rates (and not for speculative purposes) and other Bank Products;

(viii) Investments received in settlement of obligations owed to the Issuer or Restricted Subsidiaries, as a result of bankruptcy or insolvency proceedings, upon the foreclosure or enforcement of any Lien in favor of the Issuer or Restricted Subsidiaries, or in settlement of litigation, arbitration or other disputes;

(ix) Investments by the Issuer or Restricted Subsidiaries not otherwise permitted under this definition, in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(x) (a) loans and advances (including for travel and relocation) to employees in an amount not to exceed $2.5 million in the aggregate at any one time outstanding, (b) loans or advances against, and repurchases of, Capital Interests and options of the Issuer and the Restricted Subsidiaries held by management and employees in connection with any stock option, deferred compensation or similar benefit plans approved by the Board of Directors (or similar governing body) and otherwise issued in accordance with the terms of this Indenture and (c) loans or advances to management and employees to pay taxes in respect of Capital Interests issued under stock option, deferred compensation or similar benefit plans in an amount not to exceed $2.5 million in the aggregate at any one time outstanding; and

(xi) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other disposition of Property not constituting an Asset Sale.

“Permitted Liens” means:

(i) Liens existing on the Issue Date;

(ii) Liens that secure Obligations:

(a) in respect of any First Lien Obligations not to exceed the amount permitted to be incurred pursuant to clause (i) of the definition of “Permitted Debt”; provided that in the event the Issuer obtains any revolving credit commitments under any Credit Facility, all Liens securing such commitments shall, for purposes of this clause (ii)(a), be deemed to be incurred pursuant to this clause (ii)(a) at the time of obtaining such commitments regardless of when any borrowings, repayments or reborrowings under such commitments are made; provided, further, that Liens on the Collateral under this clause (ii)(a) are subject to the provisions of the Intercreditor Agreement;

(b) in respect of any Permitted Additional Pari Passu Obligations in an amount such that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Lease Adjusted Secured Leverage Ratio would be no greater than 5.50 to 1.00; provided, further, that Liens under this clause (ii)(b) are subject to the provisions of the Intercreditor Agreement; and

(c) incurred pursuant to clause (vii) or clause (viii) of the definition of “Permitted Debt”;

(iii) any Lien for taxes or assessments or other governmental charges or levies not yet delinquent more than 30 days (or which, if so due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(iv) any carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s or other similar Liens arising by law for sums not then due and payable more than 30 days after giving effect to any applicable grace period (or which, if so due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(v) minor survey exceptions, minor imperfections of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vi) pledges or deposits (a) in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure other types of statutory obligations or the requirements of any official body, or (b) to secure the performance of tenders, bids, surety or performance bonds, appeal bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (c) to obtain or secure obligations with respect to letters of credit, banker’s acceptances, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (d) arising in connection with any attachment unless such Liens are in excess of $5.0 million in the aggregate and shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(vii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or Restricted Subsidiaries or becomes a Restricted Subsidiary or on property acquired by the Issuer or Restricted Subsidiaries (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Debt permitted under this Indenture; provided that such Liens are not extended to the property and assets of the Issuer or Restricted Subsidiaries other than the property or assets acquired

(viii) Liens securing Debt of a Guarantor owed to and held by the Issuer or Guarantors;

(ix) other Liens (not securing Debt) incidental to the conduct of the business of the Issuer or Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Issuer or the Restricted Subsidiaries;

(x) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (i) and (vii); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;

(xi) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(xii) Liens to secure Capital Lease Obligations or Purchase Money Debt permitted to be Incurred pursuant to clause (viii) of the definition of “Permitted Debt” covering only the assets financed by or acquired with such Debt;

(xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(xiv) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to other property owned by such Person or any of the Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(xv) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (a) the Liens may not extend to any other property owned by such Person or any of the Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (b) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(xvi) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under Section 6.1 of this Indenture so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(xvii) Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes and the Guarantees and the other Permitted Additional Pari Passu Obligations;

(xviii) Liens securing Hedging Obligations that are otherwise permitted under this Indenture; provided that such Liens are subject to the provisions of the Intercreditor Agreement;

(xix) leases, subleases (including, without limitation, leases of Pollo Tropical restaurants by the Issuer and subleased to Pollo Operations, Inc.), licenses or sublicenses granted to others in the ordinary course of business or pursuant to a disposition otherwise permitted hereunder which do not materially interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiaries and do not secure any Debt;

(xx) Liens securing Debt or other obligations, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens (excluding Liens permitted by clauses (i) though (xix) above) at the time of determination, does not exceed $10.0 million in the aggregate at any one time outstanding; and

(xxi) any extensions, substitutions, replacements or renewals of the foregoing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preopening Costs” means “start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff training and recruiting and travel costs for employees engaged in such start-up activities.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Interests in any other Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt (i) Incurred to finance the purchase, lease or construction (including additions, repairs and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and (ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means an underwritten primary public equity offering of Qualified Capital Interests of Issuer (or any direct or indirect parent company of the Issuer or any successor thereto but only to the extent contributed to the Issuer in the form of Qualified Capital Interests) pursuant to an effective registration statement under the Securities Act, other than a registered offering on Form S-8.

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require any of the Issuer or Restricted Subsidiaries to repurchase such equity security upon the occurrence of a Change of Control, Qualified Equity Offering or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Issuer or Restricted Subsidiary may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Debt” means Debt that refunds, refinances, defeases, renews, replaces or extends any Debt permitted to be Incurred by the Issuer or Restricted Subsidiaries pursuant to the terms of this Indenture (including the Notes), whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced, defeased, renewed, replaced or extended, if such Debt was subordinated to the Notes,

(ii) the Refinancing Debt has a Stated Maturity either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, defeased, renewed, replaced or extended,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing optional prepayment provisions on such Debt being refunded, refinanced, defeased, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v) such Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary that is not a Guarantor that refinances Debt of the Issuer or a Guarantor or (y) Debt of the Issuer or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated the Issue Date, by and among the Issuer, the Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Restricted Notes Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, senior associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.

“Restricted Payment” is defined to mean any of the following:

(i) any dividend or other distribution declared and paid on the Capital Interests in the Issuer or on the Capital Interests in any Restricted Subsidiary that are held by, or declared and paid to, any Person other than the Issuer or a Restricted Subsidiary; provided that the following shall not be “Restricted Payments”:

(a) dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Issuer; and

(b) dividends or distributions payable to the Issuer or a Restricted Subsidiary or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(ii) any payment made by the Issuer or any of the Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Issuer or any of the Restricted Subsidiaries, including any issuance of Debt, in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt other than any such Capital Interests owned by the Issuer or any Restricted Subsidiary;

(iii) any payment made by the Issuer or any of the Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Issuer) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), (a) prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Issuer or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Issuer or any Restricted Subsidiary); except (x) payments of principal in anticipation of satisfying a sinking fund obligation, scheduled maturity or mandatory redemption date, in each case, within one year of the due date thereof and (y) any payments in respect of Debt to the extent the issuance of such Debt was a Restricted Payment and (ii) any Debt which would have constituted a Restricted Payment under clause (b) above;

(iv) any Investment by the Issuer or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Period” means the 40-day “distribution compliance period” as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.

“Revolving Credit Agreement” means that certain revolving credit agreement, dated the Issue Date, by and among Wells Fargo Bank, National Association, as administrative agent, collateral agent, syndicating agent and a lender, the revolving credit lenders named therein, Carrols Restaurant Group, Inc., as the borrower, the domestic subsidiaries of the borrower from time to time party thereto as guarantors, Wells Fargo Securities, LLC, as sole lead arranger, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Secured Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the security agreement to be dated as of the Issue Date between the Collateral Agent, the Issuer and the Guarantors, granting, among other things, a Lien on the Collateral subject to Permitted Collateral Liens and Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, the mortgages with respect to the Real Property, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any other Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Spin-Off” means the spin-off of the Capital Interests of Fiesta Restaurant Group, Inc. the former wholly-owned subsidiary of the Issuer, to the shareholders of the Issuer on May 7, 2012 as generally described in Fiesta Restaurant Group, Inc.’s Registration Statement on Form 10, as amended, File No. 001-35373, filed with the Commission.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable, including any date upon which a repurchase at the option of the holders of such Debt is required to be consummated.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Voting Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Surviving Entity” has the meaning set forth in Section 5.1.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.

“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transactions” means the issuance of the Notes on the Issue Date, the entry into the Revolving Credit Agreement on the Issue Date, the Spin-Off (including the fees and expenses related thereto), the Burger King Acquisition (including the fees and expenses related thereto), the repayment of the existing Debt as described under “Use of Proceeds” in the Offering Memorandum, the payment of fees and expenses as described under “Use of Proceeds” in the Offering Memorandum and the transactions related thereto.

“Transfer Restricted Global Notes” means a Global Note that is a Transfer Restricted Note.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as obtained by the Issuer, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2015; provided, however, that if the period from such redemption date to May 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, as the context requires in determining whether or not an asset is Excluded Collateral, the law governing the interpretation of any such agreement; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend, including the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by the Board of Directors of the Issuer in compliance with Section 4.18; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2 Other Definitions.

Term	Defined in Section

“Act”	12.13
“Additional Assets”	4.10(a)(4)(iii)
“Affiliate Transaction”	4.11
“Agent Members”	2.6(a)
“Authentication Order”	2.2
“Carrols Plan”	4.7(c)
“covenant defeasance”	8.3
“Custodian”	6.1(9)
“defeasance”	8.3
“Discharge”	8.8
“Event of Default”	6.1
“Excess Proceeds”	4.10(a)
“Independent Financial Advisor”	4.11(iii)
“legal defeasance”	8.2
“Note Register”	2.3
“Offer Amount”	3.9
“QIBs”	2.1(b)
“QIB Global Note”	2.1(b)
“redemption date”	3.1
“Registrar”	2.3
“Rule 144A”	2.1(b)
“Surviving Entity”	5.1(i)

SECTION 1.3 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6) provisions apply to successive events and transactions;

(7) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(8) “including” means “including without limitation”.

ARTICLE II

THE NOTES

SECTION 2.1 Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.16 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b) The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S. After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Issuer, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Note Custodian for the Depositary, and registered in the name of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Early termination of the Restricted Period may be effectuated upon receipt by the Trustee of (i) a written certificate from the Depositary certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a QIB Global Note bearing a Restricted Notes Legend, all as contemplated by Section 2.6(e) hereof); and (ii) an Officers’ Certificate from the Issuer. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Note, as more fully provided in Section 2.16.

(c) Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary or its nominee.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any Beneficial Owners in the Notes.

(d) Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.

SECTION 2.2 Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

All Notes shall be dated the date of their authentication. The Trustee shall, upon receipt of a written Issuer Order signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with ( an “Authentication Order”) and an Opinion of Counsel, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the reverse of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.17 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

SECTION 2.3 Registrar; Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any Restricted Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes and as the office or agency of the Issuer where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Trustee thereafter shall preserve such list in as current a form as is reasonably practicable.

SECTION 2.6 Book-Entry Provisions for Global Securities.

(a) Each Transfer Restricted Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

(c) In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon receipt of an Authentication Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d) The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1) Restricted Notes Legend. Unless and until either (x) a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act and pursuant to the Registration Rights Agreement or (y) the Issuer determines that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee to that effect, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF

THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO CARROLS RESTAURANT GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CARROLS RESTAURANT GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS

OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.”

(f) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g) General provisions relating to transfers and exchanges:

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer, exchange, or redemption, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14 and 9.4 hereto).

(iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Issuer and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii) Each Holder agrees to provide indemnity to the Issuer and the Trustee satisfactory to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(ix) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.7 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the requirements set forth in Section 2.2 are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge a Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10 Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee upon receipt of an Issuer Order. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and, at the written request of the Issuer, certification of their disposal delivered to the Issuer, unless by Issuer Order, the Issuer shall direct that cancelled Notes be returned to it.

SECTION 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date. At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 Record Date.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee in accordance with Section 2.5.

SECTION 2.14 Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15 CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16 Special Transfer Provisions.

Unless and until (i) a Transfer Restricted Note is exchanged for an Exchange Note or sold in connection with an effective shelf registration statement under the Securities Act pursuant to the Registration Rights Agreement or (ii) the Restricted Notes Legend is no longer required pursuant to Section 2.16(d), the following provisions shall apply:

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

(ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i) The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

(ii) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Transfer Restricted Global Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Global Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Global Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.

(d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Transfer Restricted Notes, the Registrar shall deliver only Transfer Restricted Notes that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by this Section 2.16(d), or the Issuer determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee to the effect that neither such legend nor the related restrictions on transfer are required or appropriate in order to ensure that subsequent transfers of the Notes are effected in compliance with the Securities Act.

(e) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Transfer Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17 Issuance of Additional Notes.

The Issuer shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions, transfer restrictions and any registration rights agreement and additional interest with respect thereto; provided that such issuance is not otherwise prohibited by the terms of this Indenture, including Section 4.9. The Initial Notes and any Additional Notes and Exchange Notes shall be, without limitation, treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, along with an Opinion of Counsel which will address conditions precedent, due authorization, execution and enforceability, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue;

(3) whether such Additional Notes shall be Transfer Restricted Notes; and

(4) an Authentication Order.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty-five (45) days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.2 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements and, as applicable the procedures of the DTC); provided that no Notes of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.

SECTION 3.3 Notice of Redemption.

Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes (including the CUSIP numbers, if any) to be redeemed and shall state:

(1) the redemption date;

(2) the Redemption Price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4) the name, telephone number and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.5 Deposit of Redemption of Purchase Price.

Prior to 10:00 a.m New York City time, on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

SECTION 3.6 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7 Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time prior to May 15, 2015, at the option of the Issuer, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(b) The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after May 15, 2015, upon not less than 30 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on May 15 of the years indicated:

Year	Redemption Price
2015	105.625%
2016	102.813%
2017 and thereafter	100.00%

(c) Prior to May 15, 2015, the Issuer may, with the net proceeds of one or more Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 111.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

SECTION 3.8 Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9 Offer to Purchase.

In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or as a result of a Change of Control, the Issuer shall follow the procedures specified below.

Unless otherwise required by applicable law, an Offer to Purchase shall specify an Expiration Date of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer, and a Purchase Date for purchase of Notes within five Business Days after the Expiration Date. On the Purchase Date, the Issuer shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.14 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Issuer shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On the Business Day preceding each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9. The Issuer shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

ARTICLE IV

COVENANTS

SECTION 4.1 Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3 Provision of Financial Information.

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish without cost to the Trustee and the Holders of Notes, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within 15 days after the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports, including financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

Notwithstanding the foregoing, (a) the Issuer may satisfy its obligations to deliver the information and reports referred to in clauses (1) and (2) above by filing the same with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors (b) unless required by the rules and regulations of the Commission, no certifications or attestations concerning disclosure controls and procedures or internal controls, and no certifications, that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required at any time when it would not otherwise be subject to such statute and (c) nothing contained in this Indenture shall otherwise require the Issuer to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute. In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent such Unrestricted Subsidiaries constitute in the aggregate in excess of either 5.0% of the Issuer’s Consolidated Net Tangible Assets or 5.0% of the Issuer’s consolidated revenues, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

SECTION 4.4 Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing December 31, 2012, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default or stating that a review of the activities of the Issuer and its Subsidiaries during such period has been made under their supervision with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, no Default or Event of Default has occurred during such period (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware and in any event within 15 days of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.5 Taxes.

The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6 Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 Limitation on Restricted Payments.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of the proposed Restricted Payment:

(a) no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment, the Issuer would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.9(a); and

(c) after giving effect to such Restricted Payment, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a deficit, 100% of such deficit) of the Issuer and its Restricted Subsidiaries for the period (taken as one accounting period) from July 2, 2012 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(2) 100% of the aggregate Net Cash Proceeds received by the Issuer subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Issuer, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Issuer), plus

(3) 100% of the amount by which Debt of the Issuer is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the initial issuance of the Notes of any Debt for Qualified Capital Interests of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange), plus

(4) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions, redemption, repurchases, repayments of loans or advances or other transfers of assets (but only to the extent such interest, dividends, distributions, redemptions, repurchases, repayments or other transfers were made in (i) cash or (ii) assets (valued at Fair Market Value) other than cash (other than pay-in-kind dividends or interest)), in each case to the Issuer or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary), (y) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and the Restricted Subsidiaries or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Issuer or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Issuer and the Restricted Subsidiaries may take the following actions; provided that, in the cases of clauses (iv) and (x) below, no Event of Default has occurred and is continuing unless, in the case of clause (iv), the Issuer or any Restricted Subsidiary is contractually required to make a payment as described in such clause (iv):

(i) the payment of any dividend or other distribution or the consummation of any irrevocable redemption on Capital Interests in the Issuer or a Restricted Subsidiary within 60 days after declaration or setting the record date for redemption thereof, as applicable, if at such date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii) the retirement of any Capital Interests of the Issuer by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Qualified Capital Interests of the Issuer;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Issuer or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Issuer) of (x) new Refinancing Debt Incurred in accordance with this Indenture or (y) of Qualified Capital Interests of the Issuer;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Issuer or, to the extent still outstanding under the Issuer’s 2006 Stock Incentive Plan (the “Carrols Plan”), Capital Interests in Fiesta Restaurant Group, Inc. held by employees, officers or directors or by former employees, officers or directors of the Issuer or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed the sum of (A) $2.5 million in any fiscal year (provided that if less than $2.5 million is used for such purposes in any fiscal year, any unused amounts may be carried forward for use in one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) (A) may not exceed $5.0 million in any fiscal year); plus (B) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date (it being understood that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by this clause (B) in any calendar year);

(v) repurchase of Capital Interests in the Issuer deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities or repurchase of such Capital Interests to the extent the proceeds of such repurchase are used to pay taxes incurred by the holder thereof as a result of the issuance or grant thereof;

(vi) the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.9;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Issuer or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Issuer or any Restricted Subsidiary issued or Incurred in compliance with Section 4.9;

(ix) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those set forth in Section 4.10 and 4.14 in accordance with the terms of such subordinated Debt; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith; and

(x) other Restricted Payments in an aggregate amount since the Issue Date not in excess of $15.0 million.

For purposes of this Section 4.7, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer may classify such Investment or Restricted Payment in any manner that complies with this Section 4.7 and may later reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7 or clause (x) of the second paragraph under this Section 4.7, in each case to the extent such Investments would otherwise be so counted.

If the Issuer or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7.

For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

SECTION 4.8 Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by any of the Issuer or Restricted Subsidiaries or pay any Debt or other obligation owed to any of the Issuer or Restricted Subsidiaries, (ii) make loans or advances to any of the Issuer or Restricted Subsidiaries thereof or (iii) transfer any of its property or assets to the Issuer or any Restricted Subsidiaries.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Issuer, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of the acquisition thereof by the Issuer or a Restricted Subsidiary);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Issuer;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Issuer or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h) any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;

(i) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(k) any instrument governing Debt or Capital Interests of a Person acquired by the Issuer or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(l) Liens securing Debt otherwise permitted to be incurred under this Indenture, including pursuant to Section 4.12, that limit the right of the debtor to dispose of the assets subject to such Liens;

(m) provisions of the Credit Facility as in effect on the Issue Date and provisions of any other Credit Facility that, as determined by management of the Issuer in its reasonable and good faith judgment, (i) will not materially impair the Issuer’s ability to make payments required under the Notes and (ii) are not materially more restrictive, taken as a whole, than the provisions under the Credit Facility as in effect on the Issue Date;

(n) provisions of any agreement evidencing Debt incurred under Section 4.9 that, as determined by management of the Issuer in its reasonable and good faith judgment, (i) will not materially impair the Issuer’s ability to make payments required under the Notes and (ii) are not materially more restrictive, taken as a whole, than customary for financings of this type; and

(o) solely with respect to clause (iii) in the first paragraph of this Section 4.8, encumbrances and restrictions under the Franchise Agreements (including without limitation, the Burger King Rights) and in leases and subleases of restaurant locations entered into by the Issuer or any of its Subsidiaries with Burger King Corporation, in each case, in the ordinary course of business.

SECTION 4.9 Limitation on Incurrence of Debt.

(a) The Issuer will not, and will not permit any of the Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Issuer and any of the Restricted Subsidiaries that is a Guarantor may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than 2.0:1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

(b) Notwithstanding paragraph (a) above, the Issuer and the Restricted Subsidiaries may Incur “Permitted Debt” as follows:

(i) Debt incurred pursuant to, and the issuance or creation of letters of credit and bankers’ acceptances under or in connection with (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder), any Credit Facility in an aggregate principal amount outstanding under this clause (i) at any time not to exceed the greater of (x) $25.0 million and (y) 75% of Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the Four-Quarter Period most recently ended prior to the date of such Incurrence; provided that with respect to any revolving credit commitments under any Credit Facility, any Debt thereunder will be deemed to be Incurred on the date the Issuer obtains such revolving credit commitments for the purposes of this clause (i) regardless of when any borrowings, repayments or reborrowings under such commitments are made;

(ii) Debt outstanding under the Notes (excluding any Additional Notes) and Guarantees of the Notes and contribution, indemnification and reimbursement obligations owed by the Issuer or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii) Debt of the Issuer or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i) or (ii) above);

(iv) Debt Incurred following the Issue Date that is owed to and held by the Issuer or a Restricted Subsidiary; provided that if such Debt is owed by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor, such Debt shall be subordinated to the prior payment in full of the Obligations;

(v) Guarantees Incurred by the Issuer or a Restricted Subsidiary of Debt or other obligations of the Issuer or a Restricted Subsidiary; provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with this Section 4.9 and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(vi) Debt Incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Issuer or a Restricted Subsidiary in the ordinary course of business;

(vii) Debt under Hedging Obligations entered into to manage fluctuations in interest rates, commodity prices and currency exchange rates (and not for speculative purposes);

(viii) Debt of the Issuer or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of such Debt outstanding at any time under this clause (viii) may not exceed $15.0 million in the aggregate;

(ix) the issuance by any of the Restricted Subsidiaries to the Issuer or to any of the Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such preferred stock being held by a Person other than the Issuer or Restricted Subsidiaries; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (ix);

(x) Debt arising from (x) customary cash management services and automated clearing house transactions, (y) any Bank Product or (z) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that any such Debt Incurred pursuant to clause (z) is extinguished within five business days of the Incurrence;

(xi) Debt of the Issuer or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

(xii) Refinancing Debt in respect of any Debt permitted by clauses (ii) and (iii) above, this clause (xii) or Debt Incurred in accordance with clause (a) of this Section 4.9;

(xiii) Debt of the Issuer or any Restricted Subsidiary consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business; and

(xiv) Debt consisting of Debt issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent pursuant to clause (iv) of the second paragraph of Section 4.7.

(c) For purposes of determining compliance with this Section 4.9, (x) the outstanding principal amount of any Debt shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (y) except as provided above, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and paragraph (a) of this Section 4.9, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

(d) The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the forms of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms and changes in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this Section 4.9.

(e) Notwithstanding anything to the contrary herein, the maximum amount of Debt that may be outstanding pursuant to this Section 4.9 will not be deemed exceeded due to the results of fluctuations in exchange rates or currency values. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred.

(f) None of the Issuer and Guarantors will Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

SECTION 4.10 Limitation on Asset Sales.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale, unless:

(1) other than in the case of an Event of Loss, the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;

(2) other than in the case of an Event of Loss, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Eligible Cash Equivalents or Additional Assets;

(3) to the extent that any consideration received by the Issuer or a Restricted Subsidiary in such Asset Sale constitute securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are promptly following their acquisition added to the Collateral securing the Notes; and

(4) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale.

Within 365 days after the Issuer’s or a Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale covered by this clause (a), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Cash Proceeds from such Asset Sale:

(i) to prepay, repay or otherwise purchase First Lien Obligations; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to this clause (i), the Issuer or such Restricted Subsidiary shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

(ii) to make one or more offers to the holders of the Notes (and, at the option of the Issuer, the holders of Permitted Additional Pari Passu Obligations) to purchase Notes (and such Permitted Additional Pari Passu Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to this clause (ii), the Issuer or such Restricted Subsidiary shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Issuer or such Restricted Subsidiary shall so reduce any Permitted Additional Pari Passu Obligations, the Issuer will equally and ratably reduce Debt under the Notes by making an offer to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount; or

(iii) to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Interests and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Interests of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures or (d) other assets that, in each of (a), (b), (c) and (d), replace the businesses, properties and assets that are the subject of such Asset Sale or are used or useful in a Permitted Business (clauses (a), (b), (c) and (d) together, the “Additional Assets”); provided that to the extent that the assets that were subject to the Asset Sale constituted Collateral, such Additional Assets shall also constitute Collateral; provided, further, that the Issuer or such Restricted Subsidiary, as the case may be, promptly takes such action (if any) as may be required to cause that portion of such investment constituting Collateral to be added to the Collateral securing the Notes.

Any Net Cash Proceeds from the Asset Sales covered by this clause (a) that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” Within 15 business days after the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an Asset Sale Offer to all holders of the Notes, and, if required by the terms of any Permitted Additional Pari Passu Obligations, to the holders of such Permitted Additional Pari Passu Obligations, to purchase the maximum principal amount of Notes and such Permitted Additional Pari Passu Obligations that is $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes and such Permitted Additional Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes or the Permitted Additional Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and such Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Permitted Additional Pari Passu Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Issuer or any Restricted Subsidiary has applied the Net Cash Proceeds from any Asset Sale of any Collateral as provided in, and within the time periods required by, this paragraph (a), the balance of such Net Cash Proceeds, if any, from such Asset Sale of Collateral shall be released by the Collateral Agent to the Issuer or such Restricted Subsidiary for use by the Issuer or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture.

(b) For purposes of this Section 4.10, the following are deemed to be cash or Eligible Cash Equivalents:

(1) any liabilities (as shown on the Issuer’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing; and

(2) any securities received by the Issuer, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.11 Limitation on Transactions with Affiliates.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer, taken as a whole, or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Issuer must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of this Indenture pursuant to Section 4.7 or Permitted Investments;

(2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Issuer or a Restricted Subsidiary;

(3) the payment (and any agreement, plan or arrangement relating thereto) of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Issuer or any Restricted Subsidiary;

(4) transactions between or among the Issuer and/or the Restricted Subsidiaries;

(5) the issuance of Capital Interests (other than Redeemable Capital Interests) of the Issuer otherwise permitted hereunder and the granting of registration and other customary rights in connection therewith;

(6) any agreement or arrangement as in effect on the Issue Date and any amendment, extension or modification thereto so long as such amendment, extension or modification is not more disadvantageous to the Holders of the Notes in any material respect;

(7) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the board of directors of the Issuer when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);

(8) transactions in which the Issuer delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Issuer and any relevant Restricted Subsidiaries;

(9) any contribution of capital to the Issuer;

(10) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (10) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date; and

(11) (i) the Burger King Acquisition Agreement, the Burger King Operating Agreement and any ancillary agreements contemplated therewith, consistent in all material respects with the description thereof in the Offering Memorandum, together with any changes, additions, modifications or amendments thereto as are not, taken as a whole, materially more disadvantageous to the Issuer or Holders and (ii) transactions with Burger King Corporation in the ordinary course of business and otherwise in compliance with the terms of this Indenture which, in the good faith determination of the Issuer, are fair to the Issuer and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(12) the payment of all fees and expenses related to the Transactions.

SECTION 4.12 Limitation on Liens.

(a) The Issuer will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral except Permitted Collateral Liens.

(b) Subject to paragraph (a) of this Section 4.12, the Issuer will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than the Collateral without securing the Notes and all other amounts due under this Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

SECTION 4.13 Maintenance of Property and Insurance.

Subject to and in compliance with the provisions of Article X and the provisions of the applicable Security Documents, all property (including equipment) material to, and used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as whole, shall be maintained and kept in good operating condition and working order (ordinary wear and tear and casualty loss excepted), and the Issuer and its Restricted Subsidiaries shall make any repairs, replacements and improvements thereto as they determine to be reasonable and prudent; provided that the Issuer and its Restricted Subsidiaries shall not be obligated to comply with the foregoing provisions of this Section 4.13 to the extent that the Issuer’s management determines that the maintenance and repair of such property is no longer in the best interests of the Issuer and its Restricted Subsidiaries taken as a whole.

The Issuer will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) on its and its Subsidiaries business and the Collateral, with recognized, financially sound insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as are determined by the Issuer in good faith to be reasonable and prudent.

SECTION 4.14 Offer to Purchase upon Change of Control.

Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date pursuant to an Offer to Purchase (the “Change of Control Payment”). For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuer commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

On the Purchase Date, the Issuer shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Offer to Purchase, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) otherwise comply with Section 3.9.

The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

The Issuer will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to an Offer to Purchase made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to Section 3.7(a) or Section 3.7(b).

To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations and no Default or Event of Default shall be deemed to have occurred as a result of such compliance.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

SECTION 4.15 Corporate Existence.

Except as permitted by Section 11.5 and Article V hereof, as the case may be, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; provided that the Issuer shall not be required to preserve the corporate, partnership or other existence of any of its Subsidiaries to the extent that the Issuer’s management determines that the preservation thereof is no longer in the best interests of the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.16 Limitation on Business Activities.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 4.17 Additional Note Guarantees.

After the Issue Date, the Issuer will cause each of the Restricted Subsidiaries (other than (x) any Foreign Subsidiary and (y) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience adverse regulatory consequences as a result of providing a guarantee of the Notes (so long as, in the case of this clause (y), such Restricted Subsidiary has not provided a guarantee of any other Debt of the Issuer or any of the Guarantors)) to guarantee the Notes and the Issuer’s other obligations under this Indenture.

Subject to Section 4.19, such Guarantor will within thirty (30) days of becoming such Restricted Subsidiary enter into a joinder agreement to the applicable Security Documents or new Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Issuer, as set forth in an Officers’ Certificate accompanied by an Opinion of Counsel to the Issuer to cause the Liens created by the Security Documents to be duly perfected to the extent required by such documents in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the Issuer and the Guarantors. The Issuer shall also deliver an Opinion of Counsel satisfactory to the Trustee. The Note Guarantees will be released as set forth in Article XI.

SECTION 4.18 Limitation on Creation of Unrestricted Subsidiaries.

The Issuer may designate any Subsidiary of the Issuer to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an Unrestricted Subsidiary under this Indenture (a “Designation”) only if:

(1) no Default shall be continuing after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (i) a Permitted Investment or (ii) an Investment pursuant to the first paragraph of Section 4.7, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an Unrestricted Subsidiary unless such Subsidiary:

(1) to the extent the Debt of the Subsidiary is not Non-Recourse Debt, any guarantee or other credit support thereof by the Issuer or a Restricted Subsidiary is permitted under Section 4.9

(2) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Capital Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, unless such obligation is a Permitted Investment or is otherwise permitted under Section 4.7.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Debt is not permitted to be incurred under Section 4.9, or the Lien is not permitted under Section 4.12, the Issuer shall be in default of the applicable covenant.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred in accordance with under Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.

All Designations must be evidenced by an Officers’ Certificate delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.19 Further Assurances.

Upon the acquisition by the Issuer or any Guarantor after the Issue Date of (1) any after-acquired assets, including, but not limited to, any after-acquired Real Property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, or (2) any replacement assets in compliance with Section 4.10, the Issuer or such Guarantor shall execute and deliver, (i) with regard to any Real Property that is acquired for the purpose of serving as a restaurant, mortgages and related documentation and opinions specified in this Indenture within 365 days of the date of acquisition, (ii) with regard to any other Real Property, mortgages and related documentation and opinions as specified in this Indenture within 180 days of the date of acquisition (or such later date as any applicable regulatory approvals have been obtained) and (iii) to the extent required by the Security Documents, any information, documentation, financing statements or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens and the Burger King Rights, in such after-acquired Property (other than Excluded Property (as defined in the Security Agreement) and Collateral that the Issuer or such Guarantor is not required under the Security Documents to take actions to perfect) and to have such after-acquired Property added to the Collateral, and thereupon all provisions of this Indenture, the Security Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired Property to the same extent and with the same force and effect.

SECTION 4.20 Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than five days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE V

SUCCESSORS

SECTION 5.1 Consolidation, Merger, Conveyance, Transfer or Lease.

The Issuer will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Issuer in which the Issuer is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Issuer and its Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Issuer shall be the continuing Person or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Issuer (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Issuer under this Indenture and (3) shall expressly assume the due and punctual performance of the covenants and obligations of the Issuer under the Security Documents; provided, however, that the Issuer may not consolidate or merge with or into any Person other than a corporation satisfying such requirement;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) in the case of a transaction involving the Issuer, immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions)

as if such transaction or series of transactions had occurred on the first day of the determination period, the Issuer (or the Surviving Entity if the Issuer is not the continuing Person), could Incur $1.00 of additional Debt (other than Permitted Debt) under Section 4.9(a);

(iv) the Issuer delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture;

(v) the Surviving Entity causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Surviving Entity;

(vi) the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Collateral Liens; and

(vii) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture.

The preceding clause (iii) will not prohibit:

(a) a merger between the Issuer and a Restricted Subsidiary; or

(b) a merger between the Issuer and an Affiliate incorporated solely for the purpose of converting the Issuer into a corporation organized under the laws of the United States or any political subdivision or state thereof;

so long as, in each case, the amount of Debt of the Issuer and the Restricted Subsidiaries is not increased thereby, except for Debt incurred in the ordinary course of business to pay fees, expenses and other costs associated with such transaction.

SECTION 5.2 Successor Person Substituted.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in Section 5.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer herein, as applicable; and when a Surviving Entity duly assumes all of the obligations and covenants of the Issuer pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

Each of the following constitutes an “Event of Default”:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure by the Issuer to accept and pay for Notes tendered when and as required pursuant to an Offer to Purchase made pursuant to Section 4.14;

(4) except as permitted by this Indenture, (i) any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect and enforceable in accordance with its terms (except as specifically provided in this Indenture) for a period of 30 days after written notice thereof by the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason be asserted by any of the Guarantors or the Issuer not to be in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Issuer or any Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Issuer or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $15.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $15.0 million of the principal amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $15.0 million and not covered by insurance (not disputed), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) (i) the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) admits, in writing, its inability generally to pay its debts as they become due;

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b) appoints a Custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of the Restricted Subsidiaries; or

(c) orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) (x) with respect to any Collateral having a fair market value in excess of $15.0 million, individually or in the aggregate, (a) any default or breach by the Issuer or any Guarantor in the performance of its obligations under the Security Documents or this Indenture which adversely affects the condition or value of such Collateral or the enforceability, validity, perfection or priority of the Liens in such Collateral, in each case taken as a whole in any material respect, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, or (b) any security interest created under the Security Documents or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Issuer or any of the Guarantors asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to have notice of any Event of Default and shall not have any duty or responsibility in respect thereof unless and until a Responsible Officer of the Trustee has received written notice of such Event of Default or has actual knowledge of such Event of Default. Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder or the existence of an Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein).

SECTION 6.2 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

SECTION 6.3 Other Remedies.

If an Event of Default occurs and is continuing, subject to the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture and the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:

(i) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(ii) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 6.5 Control by Majority.

Subject to the terms of the Security Documents and Section 7.2(f), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the provision of such indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

Subject to the terms of the Security Documents, any money collected by the Trustee (or received by the Trustee from the Collateral Agent under any Security Documents) pursuant to this Article VI and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the Trustee (including any predecessor Trustee) and Collateral Agent, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee or the Collateral Agent, under this Indenture or the Security Documents.

(d) Whether or not therein expressly so provided, every provision of this Indenture or any provision of any Security Document that in any way relates to the Trustee or the Collateral Agent is subject to Sections 7.1 and 7.2 hereof.

(e) No provision of this Indenture or the Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability. The Trustee and the Collateral Agent shall be under no obligation to exercise any of their rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee and/or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document (including the Collateral Agent).

(i) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture or any Security Document shall not be construed as a duty.

SECTION 7.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4 Trustee’s Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for or make any representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession actually received by it in accordance with the terms hereof) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien in the Collateral, and neither shall be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, neither shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes.

SECTION 7.5 Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after knowledge by the Trustee. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6 Reports by Trustee to Holders of the Notes.

Within 60 days after each March 1 beginning with the March 1, 2013, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

SECTION 7.7 Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee and the Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent (which for purposes of this Section 7.7 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense shall be determined to have been caused by its own negligence or willful misconduct. The Trustee (or the Collateral Agent, as the case may be) shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee (or the Collateral Agent, as the case may be) to so notify the Issuer shall not relieve the Issuer of their obligations hereunder. The Issuer shall defend the claim and the Trustee (or the Collateral Agent, as the case may be) shall cooperate in the defense. The Trustee (or the Collateral Agent, as the case may be) may have one separate counsel, but at the Trustee’s (or the Collateral Agent’s, as the case may be) expense unless the named parties in any such proceeding (including impleaded parties) include both the Issuer and the Trustee (or the Collateral Agent, as the case may be) and in the reasonable judgment of the Trustee (or Collateral Agent, as the case may be) representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s and the Guarantors’ obligations in this Section 7.7, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal or interest, if any, on particular Notes.

In addition, and without prejudice to the rights provided to the Trustee and the Collateral Agent under any of the provisions of this Indenture, when the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder or under any Security Document; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

The provisions of this Section 7.7, including the obligations of the Issuer and the Guarantors hereunder, shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee or the Collateral Agent.

SECTION 7.8 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under and the Lien provided for in Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9 Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its Affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12 Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13 Limitation of Liability.

In no event shall the Trustee, in its capacity as such or as Collateral Agent, Paying Agent or Registrar or in any other capacity hereunder, be liable for indirect, special or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. The provisions of this Section 7.13 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.

SECTION 7.14 Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

SECTION 7.15 Co-Trustees; Separate Trustee; Collateral Agent.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuer, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the holders of at least 25% of the outstanding principal amount at maturity of the Notes, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.15.

If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.

Should any written instrument from the Issuer be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Issuer.

Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee thereunder (and the Trustee shall continue to be so subject).

Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.

(c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.15, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.15.

(d) No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.

(e) The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.

(f) Any act of holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

SECTION 7.16	Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall have any responsibility for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and neither the Trustee nor the Collateral Agent shall be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(b) Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, as the case may be, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Pledge and Security Agreement, or any other Security Document by the Issuer, the Guarantors, the holders of any Permitted Additional Pari Passu Obligations or any other Person.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of their Boards of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2 Legal Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(l); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including under Section 7.7, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (d) the Issuer’s rights pursuant to Section 3.7; and (e) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3 Covenant Defeasance.

Upon the Issuer’s and the Guarantors, if applicable, exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer and the Guarantors, if applicable, shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance” and, together with legal defeasance, “defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any of the Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), (4), (5), (6), (7) and (9) hereof shall not constitute Events of Default.

SECTION 8.4 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the ability of the Issuer and the Guarantors to effect legal defeasance or covenant defeasance with respect to the outstanding Notes:

In order to exercise either legal defeasance or covenant defeasance:

(1) the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(2) in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; and

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.5	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.6 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.7 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8 Discharge.

The Issuer and the Guarantors may terminate the obligations under this Indenture and the Security Documents (a “Discharge”) when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge and any redemption, if applicable, have been complied with.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 Without Consent of Holders of the Notes.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Issuer, the Guarantors, the Trustee and the Collateral Agent, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture, the Guarantees and the Security Documents for any of the following purposes:

(1) to evidence the succession of another Person to the Issuer or any of the Guarantors and the assumption by any such successor of the covenants of the Issuer or such Guarantor in this Indenture, the Guarantees, the Security Documents and the Notes;

(2) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the Certificated Notes;

(5) to evidence and provide for the acceptance of appointment under this Indenture and the Security Documents by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7) to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor and Collateral in accordance with this Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency; provided that any such change shall not adversely affect the Holders;

(9) to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(10) to conform the text of this Indenture, the Security Documents or the Notes to any provision of the “Description of Notes” in the Offering Memorandum;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations under this Indenture, the Notes and the Security Documents, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(12) to provide for the release of Collateral from the Lien of this Indenture and the Security Documents or subordinate to such Lien when permitted or required by the Security Documents or this Indenture; or

(13) to enter into or amend the Intercreditor Agreement and/or the Security Documents (or supplement the Intercreditor Agreement and/or the Security Documents) under circumstances provided therein including (x) if the Issuer incurs First Lien Obligations and/or Permitted Additional Pari Passu Obligations and (y) in connection with the refinancing of the Revolving Credit Agreement and to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include any of the foregoing in the Intercreditor Agreement and Security Documents.

SECTION 9.2 With Consent of Holders of Notes.

(a) With the consent of (i) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture, including the definitions herein, and (ii) the holders of not less than a majority in aggregate principal amount of the outstanding Notes and the Permitted Additional Pari Passu Obligations, voting as one class, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or otherwise modify in any manner the Security Documents or the obligations thereunder, including, without limitation, as to property that constitutes less than all or substantially all of the Collateral, release the Lien on such Collateral; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(3) modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales or Excess Proceeds from an Event of Loss if such modification was done after the occurrence of such Change of Control, or after the obligation to make an Asset Sale Offer has arisen, as applicable; provided that prior to the occurrence of a Change Control, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive the requirement to make or complete an Offer to Purchase,

(4) subordinate, in right of payment, the Notes to any other Debt of the Issuer,

(5) modify any of the provisions of this Section 9.2 or provisions of Section 6.4 of this Indenture relating to waivers of past payment defaults or the rights of Holders of Notes to receive payments of principal or premium, if any, on the Notes, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).

(b) In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes other than in accordance with this Indenture and the Security Documents or modifying the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes (including, for the avoidance of doubt, Additional Notes) then outstanding, voting as one class.

SECTION 9.3 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.4 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived and that such amendment or supplemental indenture is not inconsistent herewith.

ARTICLE X

SECURITY

SECTION 10.1 Security Documents; Additional Collateral.

(a) Security Documents. In order to secure the due and punctual payment of the Obligations, the Issuer, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of Section 4.17, Section 4.19 and this Article X will enter into the Security Documents.

(b) Post-Closing Collateral. The Issuer and the Guarantors will take the actions required by Section 4.10 (Post-Closing Collateral Matters) of the Security Agreement.

SECTION 10.2 Recording, Registration and Opinions.

Any release of Collateral permitted or required by Section 10.3 hereof or the Security Documents will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver a certificate or opinion under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

SECTION 10.3	Releases of Collateral.

The Liens securing the Notes and the Note Guarantees will, automatically and without the need for any further action by any Person be released:

(a) in whole or in part, with the consent of the requisite holders in accordance with Article IX, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(b) in whole, upon:

(i) Discharge of this Indenture under Section 8.8 hereof; or

(ii) a legal defeasance or covenant defeasance of this Indenture under Article VIII hereof;

(iii) upon payment in full of principal, interest and all other Obligations on the Notes issued under this Indenture;

(c) in whole or in part and in accordance with the Intercreditor Agreement, in connection with a sale or other disposition of the Collateral

(i) in connection with an Enforcement Action (as defined in the Intercreditor Agreement) by the First Lien Agent;

(ii) any disposition of Collateral to a person other than the Issuer or a Guarantor permitted under the First Lien Documents as in effect on the Issue Date, other than in connection with a Discharge of First Lien Obligations or after and during the continuance of any Event of Default;

(iii) consented to by the First Lien Agent after the occurrence of an event of default under the First Lien Credit Documents in connection with good faith efforts by First Lien Agent to collect the First Lien Obligations through the disposition of Collateral with the net cash proceeds of such disposition being used to permanently retire First Lien Obligations and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid; provided that, in each case, the First Lien Agent has released its Liens on the applicable Collateral;

(d) in part, as to any asset constituting Collateral

(i) that is sold or otherwise disposed of by the Issuer or any of the Guarantors (other than any such sale to the Issuer or a Guarantor) in a transaction permitted under Section 4.10 and the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by this Indenture and the Security Documents, if all other Liens on that asset securing the First Lien Obligations and any Permitted Additional Pari Passu Obligations then secured by that asset (including all commitments thereunder) are released (other than in connection with a Discharge of First Lien Obligations or after and during the continuance of an Event of Default);

(ii) that is cash withdrawn from deposit accounts for the benefit of a person other than the Issuer or a Guarantor for any purpose not prohibited under this Indenture or the Security Documents;

(iii) that is a Capital Interest of a Subsidiary of the Company to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Capital Interest secures the Notes or Guarantees, to file separate financial statements with the Commission (or any other governmental agency);

(iv) that is used to make a Restricted Payment or Permitted Investment permitted by this Indenture to the extent such Collateral is transferred to a person other than the Issuer or a Guarantor;

(v) that becomes Excluded Property (as defined in the Security Agreement); or

(vi) that is otherwise released in accordance with, and as expressly provided for in accordance with, this Indenture and the Security Documents.

SECTION 10.4	Form and Sufficiency of Release.

In the event that either the Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Issuer or any Guarantor, and the Issuer or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release complies with Section 10.3 and specifying the provision in Section 10.3 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to the Issuer or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Issuer, and providing for release without recourse (other than with respect to Liens attributable to it) and shall take such other action as the Issuer or such Guarantor may reasonably request and as necessary to effect such release. Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officers’ Certificate and an Opinion of Counsel (on which the Trustee shall be entitled to conclusively and exclusively rely) each stating that such release is authorized and permitted by the terms hereof and the Security Documents and that all conditions precedent with respect to such release have been complied with.

SECTION 10.5	Possession and Use of Collateral.

Subject to the provisions of the Security Documents, the Issuer and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than monies or U.S. government obligations deposited pursuant to Article VIII, and other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than monies and U.S. government obligations deposited pursuant to Article VIII and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the creation or perfection of the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.6	Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 10.4 have been satisfied.

SECTION 10.7	Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

In acting hereunder and under the Security Documents, the Holders, the Issuer and the Guarantors agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee hereunder as if such were provided to the Collateral Agent. Furthermore, each Holder of a Note, by accepting such Note, appoints The Bank of New York Mellon Trust Company, N.A. as its collateral agent, and consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

SECTION 10.8	Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

Subject to the terms of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee, to apply such funds as provided in this Indenture and the Security Documents.

SECTION 10.9	Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuer or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article X.

SECTION 10.10	Appointment and Authorization of The Bank of New York Mellon Trust Company, N.A. Trust as Collateral Agent.

(a) The Bank of New York Mellon Trust Company, N.A. is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized and directed as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(c) The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

ARTICLE XI

NOTE GUARANTEES

SECTION 11.1	Note Guarantees.

(a) Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 11.2	Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member, director or member, as applicable) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director or member of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such Officer, board member, director or member before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member, director or member.

Each Guarantor agrees that its Note Guarantee set forth in Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

SECTION 11.3	Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.4	Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

SECTION 11.5	Guarantors May Consolidate, Etc., on Certain Terms.

No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person other than the Issuer or a Guarantor, unless:

(1) immediately after giving effect to such transactions no Default or Event of Default exists; and

(2) either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture; or

(B) the Net Cash Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of Section 4.10 hereof; and

(3) the Issuers deliver, or cause to be delivered, to the Trustee an Officers’ Certificate (upon which the Trustee shall be entitled to conclusively and exclusively rely), stating that such sale, other disposition, consolidation or merger complies with the requirements of this Indenture.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraph, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantors under this Indenture with the same effect as if such Surviving Entity had been named as a Guarantor herein, as applicable; and when a Surviving Entity duly assumes all of the obligations and covenants of the Guarantors pursuant to this Indenture and the Note Guarantees, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.6	Release of a Guarantor.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(a) in the event of a sale or other transfer (including by way of consolidation or merger) of Capital Interests in such Guarantor in compliance with Section 4.10 following which such Guarantor ceases to be a Subsidiary;

(b) upon the designation of such Guarantor as an Unrestricted Subsidiary in compliance with Section 4.18;

(c) upon a release of such Guarantor from its guarantee of, and all pledges and security interest, if any, granted under the Revolving Credit Agreement in connection with an enforcement action by the collateral agent under the Revolving Credit Agreement; provided that (x) prior to such release, such Guarantor is also a guarantor or borrower under the Revolving Credit Agreement and (y) after giving effect to such release, such Guarantor will not guarantee any indebtedness of the Issuer or any of its Restricted Subsidiaries;

(d) in connection with a Discharge, legal defeasance or covenant defeasance in compliance with Article VIII.

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor shall be automatically and unconditionally released from its obligations under the Security Documents.

SECTION 11.7	Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Notes guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 11.8	Future Guarantors.

Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.17 shall promptly (but no longer than thirty (30) days of becoming required to become a Guarantor) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate (upon which the Trustee shall be entitled to conclusively and exclusively rely) to the effect, subject to customary assumptions and qualifications, that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1	Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier, other electronic means or overnight air courier guaranteeing next day delivery, to the others address:

If to the Issuer or any Guarantor:

Carrols Restaurant Group, Inc.

968 James Street

Syracuse, NY 13203

Facsimile: 315-475-9616

Attention: William E. Myers, Vice President and General Counsel

With a copy to:

Akerman Senterfitt LLP

335 Madison Avenue, 26th floor

New York, New York 10017

Facsimile: 212-880-8965

Attention: Wayne A. Wald, Esq.

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Facsimile: (412) 234-7535

Attention: Corporate Unit

The Issuer, the Guarantors and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery. All notices and communications to the Trustee shall only be deemed to have been duly given upon receipt by a Responsible Officer of the Trustee.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent such notice is required by the TIA or would be so required were the TIA applicable this Indenture. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced on or before delivery of any such instructions or directions whenever a person is to be added or deleted from the listing. If the party elects to give the Trustee e-mail, pdf or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 12.2	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate in accordance with TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.3	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 12.4 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 12.4 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.4	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.5	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.6	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.7	Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.8	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.9	Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.10	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.11	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.12	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13	Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 12.13.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 12.14	Intercreditor Agreement.

The Trustee, the Collateral Agent and the Holders are bound by the terms of the Intercreditor Agreement and the other Security Documents.

SECTION 12.15	Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, The Bank of New York Mellon Trust Company, N.A., like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide The Bank of New York Mellon Trust Company, N.A. with such information as it may request in order for The Bank of New York Mellon Trust Company, N.A. to satisfy the requirements of the USA Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP, CFO and Treasurer

CARROLS CORPORATION

By:	/s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP, CFO and Treasurer

CARROLS LLC

By:	/s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP, CFO and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

EXHIBIT A

FORM OF 11.25% SENIOR SECURED SECOND LIEN NOTE

(Face of 11.25% Senior Secured Second Lien Note)

11.25% Senior Secured Second Lien Notes due 2018

[Global Note Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CARROLS RESTAURANT GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

[Restricted Note Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO CARROLS RESTAURANT GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Carrols Restaurant Group, Inc.

11.25% SENIOR SECURED SECOND LIEN NOTE DUE 2018

No.	INITIAL NOTES CUSIP:
144A: 14574X AA2
Reg S: U14539 AA5
INITIAL NOTES ISIN:
144A: US14574XAA28
Reg S: USU14539AA51

Carrols Restaurant Group, Inc. promises to pay to Cede & Co. or registered assigns, the principal sum of [        ] ($[        ]) on May 15, 2018.

Interest Payment Dates: May 15 and November 15, beginning [                    ] [    ], 201[  ]

Record Dates: May 1 and November 1

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

CARROLS RESTAURANT GROUP, INC.

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 11.25% Senior Secured Second Lien Notes

referred to in the within-mentioned Indenture:

Dated: [                    ] [    ], 201[  ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

(Reverse of 11.25% Senior Secured Second Lien Note)

11.25% Senior Secured Second Lien Notes due 2018

Carrols Restaurant Group, Inc.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.

(a) Carrols Restaurant Group, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note (the “Notes”) at the rate of 11.25% per annum. The Issuer will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on May 15 and November 15, commencing on [                    ] [    ], 201[  ], or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes (including any Additional Interest, if any) shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 30, 2012. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(b) Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 30, 2012, among the Issuer, the Guarantors party thereto and the Initial Purchasers.1

(2) Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 (whether or not a Business Day) preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within or without The City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Issuer and the Paying Agent at least three Business Days prior to the date of any such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

[1]	To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Notes Legend.

(3) Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of the Restricted Subsidiaries may act in any such capacity.

(4) Indenture. The Issuer issued the Notes under an Indenture, dated as of May 30, 2012 (the “Indenture”), among the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes issued on the Issue Date are senior secured Obligations of the Issuer limited to $150,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5) Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time prior to May 15, 2015, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c) The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after May 15, 2015, upon not less than 30 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on May 15 of the years indicated:

Year	Percentage

2015	105.625%

2016	102.813%

2017 and thereafter	100.00%

(d) Prior to May 15, 2015, the Issuer may, with the net proceeds of one or more Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 111.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

(6) Mandatory Redemption. Except as set forth under Sections 4.10 and 4.14 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) Repurchase at Option of Holder.

(a) Upon the occurrence of certain events, the Issuer may be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or as a result of a Change of Control.

(b) Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale Offer or as a result of a Change of Control from the Issuer prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for the Notes.

Without the consent of any Holders, the Issuer, the Guarantors, the Trustee and the Collateral Agent, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Issuer or any of the Guarantors and the assumption by any such successor of the covenants of the Issuer or such Guarantor in the Indenture, the Guarantees, the Security Documents and in the Notes;

(2) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the Certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture and the Security Documents by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add to the Collateral Securing the Notes, to add a Guarantor or to release a Guarantor and Collateral in accordance with the Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency; provided that any such change shall not adversely affect the Holders;

(9) to make any other provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(10) to conform the text of the Indenture, the Security Documents or the Notes to any provision of the “Description of Notes” in the Offering Memorandum;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations under the Indenture, the Notes and the Security Documents, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(12) to provide for the release of Collateral from the Lien of the Indenture and the Security Documents or subordinate to such Lien when permitted or required by the Security Documents or the Indenture; or

(13) to enter into or amend the Intercreditor Agreement and/or the Security Documents (or supplement the Intercreditor Agreement and/or the Security Documents) under circumstances provided therein including (x) if the Issuer incurs First Lien Obligations and/or Permitted Additional Pari Passu Obligations and (y) in connection with the refinancing of the Revolving Credit Agreement and to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include any of the foregoing in the Intercreditor Agreement and Security Documents.

With the consent of (i) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein, and (ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes and the Permitted Additional Pari Passu Obligations, voting as one class, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or otherwise modify in any manner the Security Documents or the obligations thereunder, including, without limitation, as to property that constitutes less than all or substantially all of the Collateral, release the Lien on such Collateral; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales or Excess Proceeds from an Event of Loss if such modification was done after the occurrence of such Change of Control, or after the obligation to make an Asset Sale Offer has arisen, as applicable; provided that prior to the occurrence of a Change Control, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive the requirement to make or complete an Offer to Purchase,

(4) subordinate, in right of payment, the Notes to any other Debt of the Issuer,

(5) modify any of the provisions of this paragraph or provisions relating to waivers of past payment defaults or the rights of Holders of Notes to receive payments of principal or premium, if any, on the Notes, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes other than in accordance with the Indenture and the Security Documents or modifying the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes (including, for the avoidance of doubt, Additional Notes) then outstanding, voting as one class.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(12) Defaults and Remedies. Events of Default include:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) the Issuer fails to accept and pay for Notes tendered when and as required pursuant to an Offer to Purchase as described under Section 4.14;

(4) except as permitted by the Indenture, (i) any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary),

shall for any reason cease to be in full force and effect and enforceable in accordance with its terms (except as specifically provided in the Indenture) for a period of 30 days after written notice thereof by the trustee or the Holders of at least 25% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason be asserted by any of the Guarantors or the Issuer not to be in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Issuer or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Issuer or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $15.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $15.0 million of principal amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $15.0 million and not covered by insurance (not disputed), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) (i) the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) admits, in writing, its inability generally to pay its debts as they become due; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b) appoints a Custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of the Restricted Subsidiaries;

(c) orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) (x) with respect to any Collateral having a fair market value in excess of $15.0 million, individually or in the aggregate, (a) any default or breach by the Issuer or any Guarantor in the performance of its obligations under the Security Documents or the Indenture which adversely affects the condition or value of such Collateral or the enforceability, validity, perfection or priority of the Liens in such Collateral, in each case taken as a whole in any material respect, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, or (b) any security interest created under the Security Documents or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Issuer or any of the Guarantors asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

(13) Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for Issuer, the Guarantors or their respective Affiliates, and may otherwise deal with Issuer, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner, member or incorporator, past, present or future, of the Issuer, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner, member or incorporator.

(15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Carrols Restaurant Group, Inc.

968 James Street

Syracuse, NY 13203

Facsimile: 315-475-9616

Attention: William E. Myers, Vice President and General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Sections 4.10 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box below:

[    ] Section 4.10            [    ] Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

Carrols Restaurant Group, Inc.

968 James Street

Syracuse, NY 13203

Facsimile: 315-475-9616

Attention: William E. Myers, Vice President and General Counsel

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Facsimile: (412) 234-7535

Attention: Corporate Unit

Re: Carrols Restaurant Group, Inc.

11.25% Senior Secured Second Lien Notes due 2018

CUSIP #

Reference is hereby made to that certain Indenture dated May 30, 2012 (the “Indenture”) among Carrols Restaurant Group, Inc. (the “Issuer”), the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $         principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned                      (transferor) (check one box below):

☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; or

☐ hereby requests the Trustee to exchange or register the transfer of a Note or Notes to                      (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(b) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1) ☐ to the Issuer or any of its subsidiaries; or

(2) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 11.25% SENIOR SECURED SECOND LIEN NOTES

The following exchanges of a part of this Global Note for other 11.25% Senior Secured Second Lien Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or 11.25% Senior Secured Second Lien Notes Custodian

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of May 30, 2012, by and among Carrols Restaurant Group, Inc. (the “Issuer”) and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article IV of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director, general or limited partner, member or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director, general or limited partner, member or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectability.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

[GUARANTORS]

By:
Name:
Title:

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Carrols Restaurant Group, Inc.

968 James Street

Syracuse, NY 13203

Facsimile: 315-475-9616

Attention: William E. Myers, Vice President and General Counsel

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Facsimile: (412) 234-7535

Attention: Corporate Unit

Re: Carrols Restaurant Group, Inc. (the “Issuer”) 11.25% Senior Secured Second Lien Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-1

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S]

Carrols Restaurant Group, Inc.

968 James Street

Syracuse, NY 13203

Facsimile: 315-475-9616

Attention: William E. Myers, Vice President and General Counsel

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Facsimile: (412) 234-7535

Attention: Corporate Unit

Re: Carrols Restaurant Group, Inc. (the “Issuer”) 11.25% Senior Secured Second Lien Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-1

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF GUARANTEE

SUPPLEMENTAL INDENTURE, dated as of [                    ] (this “Supplemental Indenture”), among [name of Guarantor[s]] (the “Guarantor[s]”), Carrols Restaurant Group, Inc., a Delaware corporation (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee are parties to an Indenture, dated as of May 30, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 11.25% Senior Secured Second Lien Notes due 2018 of the Issuer (the “Notes”);

WHEREAS, Section 11.8 of the Indenture provides that the Issuer is required to cause the Guarantor[s] to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor[s] shall guarantee the Notes pursuant to [a] Guarantee[s] on the terms and conditions set forth herein and in Article XI of the Indenture;

WHEREAS, [the][each] Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Issuer;

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder; and

WHEREAS, all things necessary to make this a legal, valid and binding agreement of the Issuer have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor[s], the Issuer and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. [The] [Each] Guarantor hereby agree[s], jointly and severally with [all] [any] other Guarantor[s], fully and unconditionally, to guarantee the Notes and the obligations of the Issuer under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

3. Termination, Release and Discharge. [The] [Each] Guarantor’s Guarantee shall terminate and be of no further force or effect, and [the] [each] Guarantor shall be released and discharged from all obligations in respect of its Guarantee, only as and when provided in Section 11.5 of the Indenture.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Guarantor’s Guarantee or any provision contained herein or in Article XI of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE

E-1

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTOR], as Guarantor

By:
Name:
Title:

CARROLS RESTAURANT GROUP, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: